Exhibit 99.1

UserTesting Reports Second Quarter 2022 Financial Results
Record Second Quarter Revenue of $47.6 million, up 36% year-over-year

San Francisco, August 4, 2022, UserTesting, Inc. (NYSE: USER), a leader in video-based human insight, today announced financial results for the second quarter ended June 30, 2022.

“The second quarter represented our sixth consecutive quarter of year-over-year subscription growth over 40%, with record total revenue of $48 million, up 36% year-over-year,” said Andy MacMillan, CEO of UserTesting. “While we are prudently managing our expense structure in the near-term given the uncertain economic outlook, we firmly believe the mid to long-term opportunities for our business remain robust as our Human Insight Platform fundamentally helps companies better understand the driving forces behind customer behavior and delivers actionable insights to make smarter and faster business decisions.”

Second Quarter 2022 Financial Highlights:

•Revenue: Total revenue was $47.6 million, up 36% year-over-year. Subscription revenue was $45.2 million, up 40% year-over-year.
•Operating Loss and Margin: GAAP operating loss was $(18.7) million, or (39)% of total revenue, compared to $(11.5) million, or (33)% of total revenue, in the same period last year. Non-GAAP operating loss was $(10.6) million, or (22)% of total revenue, compared to $(10.0) million, or (29)% of total revenue, in the same period last year.
•Net Loss: GAAP net loss was $(18.7) million, or $(0.13) per share, compared to $(11.7) million, or $(0.63) per share, in the same period last year. Non-GAAP net loss was $(10.6) million, or $(0.07) per share, compared to $(10.2) million, or $(0.55) per share, in the same period last year.
•Cash Flow: Net cash used in operations was $(1.3) million, compared to $(8.0) million in the same period last year. Free cash flow was $(1.6) million, compared to $(8.5) million in the same period last year.
•Cash and Cash Equivalents: Cash and cash equivalents were $164.4 million as of June 30, 2022.

Recent Business Highlights:

•Recent new wins and growth deals included Chase Bank, Minute Media, Pearson, Picsart, Rocket Central, Tailored Brands, Trainline and Woolworths.
•UserTesting named to Inc. Magazine’s Annual List of Best Workplaces for 2022.
•UserTesting brings greater privacy and confidentiality to a growing list of healthcare industry leaders with its new HIPAA compliance certification.
•Introduced new product templates that help companies better understand changing customer perceptions around inflation.

Financial Outlook:

The following revenue guidance reflects the Company’s demand expectations based on the current global macroeconomic outlook. In anticipation of these headwinds, the Company recently conducted a reduction in force which it expects will reduce the growth rate of operating expenses. As a result, the Company now expects improved operating leverage for the full year, despite the changing macroeconomic impact to revenue.

For the third quarter ending September 30, 2022, UserTesting currently expects:

•Total revenue between $47.5 million and $48.5 million.
•Non-GAAP operating margin between (27.0)% and (29.0)%.
•Non-GAAP net loss per share between $(0.09) and $(0.10) assuming 144.5 million weighted-average shares outstanding.

For the full year ending December 31, 2022, UserTesting currently expects:

•Total revenue between $190.0 million and $193.0 million.
•Non-GAAP operating margin between (23.0)% and (25.0)%.
•Non-GAAP net loss per share between $(0.31) and $(0.33) assuming 144.0 million weighted-average shares outstanding.

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin are non-GAAP financial measures. Additional information on UserTesting’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash and cash equivalents balance for a given period.

With regards to the non-GAAP guidance provided above, a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to UserTesting’s results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through UserTesting’s investor relations website at https://ir.usertesting.com.

UserTesting Conference Call

UserTesting will host a conference call today on August 4, 2022 to review its second quarter 2022 financial results and to discuss its financial outlook. The call is scheduled to begin at 5:00am Pacific Time (8:00am Eastern Time). Investors are invited to join the webcast by visiting https://ir.usertesting.com/news-events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About UserTesting

UserTesting (NYSE: USER) has fundamentally changed the way organizations get insights from customers with fast, opt-in feedback and experience capture technology. The UserTesting® Human Insight Platform taps into our global network of real people and generates video-based recorded experiences, so anyone in an organization can directly ask questions, hear what users say, see what they mean, and understand what it’s actually like to be a customer. Unlike approaches that track user behavior then try to infer what that behavior means, UserTesting reduces guesswork and brings customer experience data to life with human insight. UserTesting has over 2,500 customers, including more than half of the world’s top 100 most valuable brands according to Forbes. UserTesting is headquartered in San Francisco, California. To learn more, visit www.usertesting.com.

Forward-Looking Statements

This press release by UserTesting, Inc. (“UserTesting,” the “Company,” “we,” “us,” or similar terms) contains forward-looking statements. These statements may relate to, but are not limited to, our financial outlook for the third quarter and full year 2022, expectations that the reduction in force will reduce the growth rate of operating expenses and improve operating leverage, expectations of future operating results or financial performance, market size and growth opportunities, plans for future operations, competitive position, technological capabilities, and strategic relationships, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions. You should not put undue reliance on any forward-looking statements. There are a significant number of factors that could cause our actual results, performance, or achievement to differ materially and adversely from the statements made in this press release, including: intense competition in our market; our ability to attract new customers and renew and expand sales to existing customers; our ability to effectively introduce enhancements to our platform, including new products, services, features, and functionality, that achieve market acceptance or keep pace with technological developments; quarterly fluctuations in operating results; our ability to maintain data privacy and data security; our limited operating history under our current business and pricing models; our ability to effectively manage growth; our ability to expand internationally; unfavorable conditions in our industry and other general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19, heightened inflation and rising interest rates. For more information regarding the risks and uncertainties that could cause actual results, performance, or achievement to differ materially and adversely from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (the “SEC”) filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 4, 2022, our Quarterly Report on Form 10-Q to be filed for the quarter ended June 30, 2022, and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at https://ir.usertesting.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision- making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.
Non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expenses, amortization of acquired intangible assets, reversals of prior sales and use tax accruals and related penalties and interest, restructuring expenses and the tax impact of the non-GAAP adjustments. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results over multiple periods and to those of peer companies.

Non-GAAP gross margin and non-GAAP operating loss margin: Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Non-GAAP operating loss margin is calculated as non-GAAP operating loss divided by total revenue. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to evaluate our financial performance.

Free cash flow and free cash flow margin: We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-used software. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that these non-GAAP financial measures are useful indicators of liquidity that provides information to management and investors, even if negative, about the amount of cash generated (or used) in our operations that, after investments in property and equipment, can be used for strategic opportunities and strengthening our balance sheet. However, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow and free cash flow margin is limited as these measures do not reflect our future contractual commitments and do not represent the total increase or decrease in our cash balance for any given period.

Non-GAAP Supplemental Financial Information

Calculated Billings: We define calculated billings, a non-GAAP financial measure, as total revenue plus the change in contract liabilities from the beginning to the end of the period. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, for subscriptions to our platform. Calculated billings in any particular period reflect amounts invoiced to customers.

UserTesting, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Subscription	$45,170	$32,250	$88,383	$60,932
Professional services	2,392	2,829	5,031	5,337
Total revenue	47,562	35,079	93,414	66,269
Cost of revenue
Subscription	8,489	7,225	16,106	13,842
Professional services	2,530	2,038	4,712	4,123
Total cost of revenue	11,019	9,263	20,818	17,965
Gross profit	36,543	25,816	72,596	48,304
Operating expenses:
Sales and marketing	33,318	20,535	63,387	39,128
Research and development	11,890	9,816	22,970	19,585
General and administrative	10,056	6,974	20,001	13,325
Total operating expenses	55,264	37,325	106,358	72,038
Loss from operations	(18,721)	(11,509)	(33,762)	(23,734)
Interest income, net	8	34	20	74
Other income (expense), net	100	(61)	20	(213)
Loss before provision for income taxes	(18,613)	(11,536)	(33,722)	(23,873)
Provision for income taxes	107	185	201	294
Net loss	$(18,720)	$(11,721)	$(33,923)	$(24,167)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.13)	$(0.63)	$(0.24)	$(1.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(1)	143,325	18,733	142,908	18,412
____________
(1)     Includes the impact of (i) the issuance of shares of common stock by UserTesting in its initial public offering, and (ii) the conversion of all then outstanding shares of convertible preferred stock into shares of common stock in connection with the initial public offering, in the weighted-average shares calculation weighted from the date of the initial public offering.

Stock-based Compensation Expense

The following table summarizes total stock-based compensation expense included in cost of revenue and operating expenses (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue:
Subscription	$217	$11	$342	$19
Professional services	278	46	462	82
Operating expenses:
Sales and marketing	3,473	375	6,137	675
Research and development	1,884	222	3,190	383
General and administrative	2,251	570	5,249	973
	$8,103	$1,224	$15,380	$2,132

Amortization of Intangible Assets

The following table summarizes total amortization of acquired intangible assets included in cost of revenue and operating expenses (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue:
Subscription	$21	$167	$42	$329
Operating expenses:
Sales and marketing	—	49	—	97
Research and development	42	46	85	87
	$63	$262	$127	$513

UserTesting, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$164,435	$178,430
Accounts receivable, net	42,654	47,973
Costs capitalized to obtain revenue contracts, current	8,509	8,116
Prepaid expenses and other current assets	9,559	6,045
Total current assets	225,157	240,564
Property and equipment, net	3,223	3,257
Operating lease right-of-use assets, net	13,799	16,401
Intangible assets, net	513	640
Goodwill	8,785	8,785
Costs capitalized to obtain revenue contracts, non-current	12,565	12,941
Other long-term assets	700	540
Total assets	$264,742	$283,128
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,392	$1,544
Contract liabilities	99,793	90,952
Operating lease liabilities, current	5,216	5,271
Accrued expenses and other current liabilities	12,362	21,799
Total current liabilities	118,763	119,566
Operating lease liabilities, non-current	10,373	12,996
Other long-term liabilities	887	887
Total liabilities	130,023	133,449
Stockholders’ equity:
Preferred stock	—	—
Common stock and capital in excess of par value	371,844	352,881
Accumulated deficit	(237,125)	(203,202)
Total stockholders’ equity	134,719	149,679
Total liabilities and stockholders’ equity	$264,742	$283,128

UserTesting, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(33,923)	$(24,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	756	771
Stock-based compensation expense	15,380	2,132
Provision for allowance for doubtful accounts	231	55
Amortization of costs capitalized to obtain revenue contracts	4,489	2,968
Changes in operating assets and liabilities:
Accounts receivable	5,088	(5,761)
Costs capitalized to obtain revenue contracts	(4,506)	(5,437)
Prepaid expenses and other assets	(3,674)	(3,278)
Accounts payable	(144)	745
Accrued liabilities	(9,284)	1,069
Contract liabilities	8,841	11,438
Other liabilities	(35)	619
Net cash used in operating activities	(16,781)	(18,846)
Cash flows from investing activities:
Purchase of property and equipment	(695)	(971)
Purchase of intangible assets	—	(150)
Net cash used in investing activities	(695)	(1,121)
Cash flows from financing activities:
Payment of offering costs	(102)	(2,573)
Payment of deferred purchase consideration	—	(1,766)
Proceeds from issuance of common stock upon exercise of stock options	1,556	804
Proceeds from issuance of common stock under the employee stock purchase plan	2,027	—
Net cash provided by (used in) financing activities	3,481	(3,535)
Net decrease in cash and cash equivalents	(13,995)	(23,502)
Cash and cash equivalents, beginning of period	178,430	96,972
Cash and cash equivalents, end of period	$164,435	$73,470

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$36,681	$(138)	$36,543	$25,025	$791	$25,816
GAAP gross margin	81%	(6)%	77%	78%	28%	74%
Adjustments:
Stock-based compensation expense	217	278	495	11	46	57
Amortization of intangible assets	21	—	21	167	—	167
Non-GAAP gross profit	$36,919	$140	$37,059	$25,203	$837	$26,040
Non-GAAP gross margin	82%	6%	78%	78%	30%	74%

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$72,277	$319	$72,596	$47,090	$1,214	$48,304
GAAP gross margin	82%	6%	78%	77%	23%	73%
Adjustments:
Stock-based compensation expense	342	462	804	19	82	101
Amortization of intangible assets	42	—	42	329	—	329
Non-GAAP gross profit	$72,661	$781	$73,442	$47,438	$1,296	$48,734
Non-GAAP gross margin	82%	16%	79%	78%	24%	74%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(dollars in thousands)
(unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses
GAAP expenses	$33,318	$11,890	$10,056	$55,264	$20,535	$9,816	$6,974	$37,325
Adjustments:
Stock-based compensation expense	(3,473)	(1,884)	(2,251)	(7,608)	(375)	(222)	(570)	(1,167)
Amortization of intangible assets	—	(42)	—	(42)	(49)	(46)	—	(95)
Reversal of sales and use tax accruals, penalties and interest	—	—	—	—	—	—	—	—
Non-GAAP expenses	$29,845	$9,964	$7,805	$47,614	$20,111	$9,548	$6,404	$36,063
Non-GAAP expenses as a % of revenue	63%	21%	16%	100%	57%	27%	18%	103%

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Total Operating Expenses
GAAP expenses	$63,387	$22,970	$20,001	$106,358	$39,128	$19,585	$13,325	$72,038
Adjustments:
Stock-based compensation expense	(6,137)	(3,190)	(5,249)	(14,576)	(675)	(383)	(973)	(2,031)
Amortization of intangible assets	—	(85)	—	(85)	(97)	(87)	—	(184)
Reversal of sales and use tax accruals, penalties and interest	—	—	1,157	1,157	—	—	—	—
Non-GAAP expenses	$57,250	$19,695	$15,909	$92,854	$38,356	$19,115	$12,352	$69,823
Non-GAAP expenses as a % of revenue	61%	21%	17%	99%	58%	29%	19%	105%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Operating Loss and Operating Loss Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating loss	$(18,721)	$(11,509)	$(33,762)	$(23,734)
GAAP operating loss margin	(39)%	(33)%	(36)%	(36)%
Adjustments:
Stock-based compensation expense	8,103	1,224	15,380	2,132
Amortization of intangible assets	63	262	127	513
Reversal of sales and use tax accruals, penalties and interest	—	—	(1,157)	—
Non-GAAP operating loss	$(10,555)	$(10,023)	$(19,412)	$(21,089)
Non-GAAP operating loss margin	(22)%	(29)%	(21)%	(32)%

UserTesting, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(18,720)	$(11,721)	$(33,923)	$(24,167)
Adjustments:
Stock-based compensation expense	8,103	1,224	15,380	2,132
Amortization of intangible assets	63	262	127	513
Reversal of sales and use tax accruals, penalties and interest	—	—	(1,157)	—
Non-GAAP net loss	$(10,554)	$(10,235)	$(19,573)	$(21,522)

GAAP net loss per share, basic and diluted	$(0.13)	$(0.63)	$(0.24)	$(1.31)
Adjustments to GAAP net loss per share:
Stock-based compensation expense	0.06	0.07	0.11	0.11
Amortization of intangible assets	—	0.01	—	0.03
Reversal of sales and use tax accruals, penalties and interest	—	—	(0.01)	—
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.55)	$(0.14)	$(1.17)
Weighted-average shares used in computing non-GAAP net loss per share, basic and diluted	143,325	18,733	142,908	18,412

UserTesting, Inc.
Non-GAAP Free Cash Flow Reconciliation
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net cash used in operating activities	$(1,272)	$(8,011)	$(16,781)	$(18,846)
Add: Purchases of property and equipment	(370)	(535)	(695)	(971)
Non-GAAP free cash flow	$(1,642)	$(8,546)	$(17,476)	$(19,817)
Non-GAAP free cash flow margin	(3)%	(24)%	(19)%	(30)%

UserTesting, Inc.
Non-GAAP Supplemental Financial Information
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$47,562	$35,079	$93,414	$66,269
Increase in contract liabilities	5,073	6,411	8,841	11,438
Calculated billings	$52,635	$41,490	$102,255	$77,707
Year-over-year calculated billings growth rate	27%	64%	32%	51%

Investor Relations Contact:
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
617-542-6180
ir@usertesting.com

Media Contact:
UserTesting, Inc.
Susie Penner
650-793-1162
spenner@usertesting.com